UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 21, 2015

Interleukin Genetics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32715	94-3123681
(Commission File Number)	(IRS Employer Identification No.)

135 Beaver Street Waltham, MA	02452
(Address of Principal Executive Offices)	(Zip Code)

(781) 398-0700

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election Of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On July 21, 2015, at the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of Interleukin Genetics, Inc. (the “Company”), the shareholders approved an amendment to the Company’s 2013 Employee, Director and Consultant Equity Incentive Plan (the “Stock Plan”), to increase the number of shares of common stock available for issuance thereunder by 30,000,000 shares. A description of the terms and conditions of the Stock Plan is set forth in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on June 8, 2015 (the “Proxy Statement”) under the heading “Proposal 4: To Amend the 2013 Employee, Director and Consultant Equity Incentive Plan,” and is incorporated herein by reference. Such description is qualified in its entirety by reference to the actual terms of the Stock Plan, a copy of which is filed as Exhibit 10.1 to this Form 8-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 21, 2015, the Company filed a certificate of amendment to its Restated Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware to increase the number of authorized shares of the Company’s common stock from 300,000,000 to 450,000,000. The certificate of amendment became effective upon filing. A copy of the certificate of amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, at which a quorum was present, the stockholders of the Company voted on and approved the following matters, which are described in detail in the Proxy Statement: (1) to elect Lionel Carnot, Roger C. Colman and James M. Weaver as Class III directors for a three-year term expiring at the Company’s 2018 annual meeting (“Proposal 1”); (2) to ratify the appointment of Grant Thornton LLP as the Company’s independent public accounting firm for the fiscal year ending December 31, 2015 (“Proposal 2”); (3) to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement (“Proposal 3”); (4) to approve an amendment to the Company’s 2013 Employee, Director and Consultant Equity Incentive Plan to increase the number of shares of common stock available for issuance thereunder by 30,000,000 shares (“Proposal 4”); (5) to approve an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 300,000,000 to 450,000,000 at any time prior to the earlier of (i) August 1, 2016 and (ii) the 2016 annual meeting of stockholders (“Proposal 5”); and (6) to approve an amendment to the Company’s Restated Certificate of Incorporation to effect a reverse stock split by combining outstanding shares of the Company’s common stock into a lesser number of outstanding shares by a ratio of not less than 1-for-5 and not more than 1-for-40 at any time prior to the earlier of (i) August 1, 2016 and (ii) the 2016 annual meeting of stockholders, with the exact ratio to be set within this range by the Company’s Board of Directors in its sole discretion.

The tabulation of votes with respect to the proposals was as follows:

Proposal 1 – Election of Directors:

	For	Withheld	Broker Non-Votes
Lionel Carnot	90,096,855	631,865	23,527,246
Roger C. Colman	90,428,855	299,865	23,527,246
James M. Weaver	90,101,855	626,865	23,527,246

Proposal 2 – Ratification of Independent Registered Public Accounting Firm:

For	Against	Abstain
112,926,490	1,274,036	55,440

Proposal 3 – Advisory Vote on Approval of Executive Compensation:

For	Against	Abstain	Broker Non-Votes
89,893,325	793,095	42,300	23,527,246

Proposal 4 – Amendment to the 2013 Employee, Director and Consultant Equity Incentive Plan:

For	Against	Abstain	Broker Non-Votes
89,028,124	1,699,796	800	23,527,246

Proposal 5 – Amendment of the Company’s Restated Certificate of Incorporation (Authorized Common Stock Increase):

For	Against	Abstain
105,453,690	8,718,289	83,987

Proposal 6 – Amendment of the Company’s Restated Certificate of Incorporation (Reverse Stock Split):

For	Against	Abstain
105,535,823	8,717,727	7,416

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Certificate of Amendment filed with the Delaware Secretary of State on July 21, 2015.

10.1+	2013 Employee, Director and Consultant Equity Incentive Plan, as amended.

+ Management contract or compensatory plan arrangement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERLEUKIN GENETICS, INC.

Date: July 23, 2015	/s/ Stephen DiPalma
Stephen DiPalma
Interim Chief Financial Officer